EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-44356) pertaining to the Comfort Systems USA, Inc. 401(k) Plan of our report dated June 28, 2007, related to the financial statements and supplemental schedules of the Comfort Systems USA, Inc. 401(k) Plan, included in this Annual Report on Form 11-K for the years ended December 31, 2006 and 2005.

/s/ UHY LLP

Houston, Texas

June 28, 2007

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